SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                             _________________

                                  FORM 8-K

                               CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d)
                   OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of Earliest Event Reported):   February 24, 2003
                                                 _____________________________



                        Oregon Trail Financial Corp.
______________________________________________________________________________
           (Exact Name of Registrant as Specified in its Charter)


          Oregon                       0-22953                   91-1829481
______________________________________________________________________________
(State or Other Jurisdiction   (Commission File Number)      (IRS Employer
Of Incorporation)                                          Identification No.)



2055 First Street, Baker City, Oregon                            97814
______________________________________________________________________________
(Address of Principal Executive Offices)                      (Zip Code)


                               (541) 523-6327
______________________________________________________________________________
            (Registrant's Telephone Number, Including Area Code)


                                     N/A
______________________________________________________________________________
        (Former Name or Former Address, if Changed Since Last Report)

Item 5.   Other Events and Required FD Disclosure.

     On February 24, 2003, Oregon Trail Financial Corp. ("OTFC"), the parent holding company for Pioneer Bank, Baker City, Oregon, entered into a Merger Agreement (the "Agreement") with FirstBank NW Corp. ("OTFC"), the parent holding company for FirstBank Northwest, Lewistown, Idaho, pursuant to which OTFC will be merged with and into FBNW (the "Merger"). The Agreement calls for FBNW to pay consideration of $22.00 in cash or approximately 1.028 shares of FBNW common stock for each outstanding share of OTFC common stock, subject to election procedures. The Agreement provides that upon consummation of the Merger, and subject to certain further terms, conditions, limitations, procedures and adjustments set forth in the Agreement, each issued and outstanding share of common stock, par value $0.01 per share, of OTFC ("OTFC Common Stock") shall, by virtue of the Merger be converted into and represent the right to receive the following consideration: (i) $22.00 in cash or (ii) a number of shares of FBNW common stock, par value $0.01 per share ("FBNW Common Stock"), which is equal to the quotient, rounded to the nearest one thousandth determined by dividing (x) 1,480,064 (the number of shares of FBNW to be issued in the Merger) by (y) the number of shares of OTFC Common Stock issued and outstanding (including any shares issued as a result of the exercise of OTFC Options) minus 1,659,091 (the number of shares of OTFC Common Stock receiving cash), subject to adjustment. All options to purchase OTFC Common Stock outstanding upon consummation of the Merger will be converted into options to acquire FBNW Common Stock. In addition, Pioneer Bank will merge with FirstBank Northwest.

     The Merger is subject to various conditions, including the approval of the Agreement by OTFC's and FBNW's stockholders and the receipt of approvals of state and federal regulatory authorities. The Merger is currently expected to close late in the fourth quarter of 2003. Each of the directors of OTFC has agreed to vote his shares for the Merger.

     Pursuant to the Agreement, OTFC has agreed to pay FBNW a termination fee of $3.5 million in the event the Agreement is terminated under certain conditions, including any agreement between OTFC and a third party to engage in a merger or consolidation.

     In connection with the execution of the Agreement, FBNW also entered into a Standstill Agreement with Joseph Stilwell and his affiliated entities. A copy of the Standstill Agreement is incorporated by reference herein as
Exhibit 99.2.

     The foregoing information does not purport to be complete and is qualified in its entirety by reference to the Agreement incorporated by reference herein as Exhibit 2.1 and made a part hereof by reference thereto. The joint press release issued by OTFC and IBKC on February 24, 2003 also is incorporated herein by reference.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits

          See Exhibit Index



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                                 SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   OREGON TRAIL FINANCIAL CORP.




Date: February 26, 2003            By:   /s/ Berniel L. Maughan
                                         -------------------------------------
                                         Berniel L. Maughan
                                         President and Chief Executive Officer
























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                               EXHIBIT INDEX




Exhibit Number                           Description
--------------                           -----------

2.1* Merger Agreement, dated as of February 24, 2003, by and between FirstBank NW Corp. and Oregon Trail Financial Corp.

99.1* Press release dated February 24, 2003 issued jointly on February 24, 2003 by FirstBank NW Corp. and Oregon Trail Financial Corp.

99.2* Standstill Agreement, dated February 24, 2003, by and among FirstBank NW Corp. and Stilwell Associates, L.P., a Delaware limited partnership, Stilwell Value Partners II, L.P., a Delaware limited partnership, Stilwell Value LLC, a Delaware limited liability company, and Joseph Stilwell.

________________

(*) Incorporated by reference from the Form 8-K filing made with the Securities and Exchange Commission on February 25, 2003 by FirstBank NW Corp. (SEC File No. 000-22435).